EXHIBIT f

                         DEFERRED COMPENSATION AGREEMENT







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                                                                         1/30/03

                               MUTUAL FUNDS BOARDS
                          DEFERRED COMPENSATION PROGRAM

                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT is made as of January 30, 2003, by and among the hereinbelow listed regulated investment companies (which entities, together with any and all additional entities incorporated herein, shall hereinafter be collectively referred to as the "Funds") and the undersigned (hereinafter referred to as "Participant").

                                   WITNESSETH:

         Whereas, the Participant is currently a duly elected trustee of one or more of the Funds or serves as a member of the consulting committee thereof and will be rendering valuable services to the Funds while serving in such capacity; and

         Whereas, it is the desire of the Funds to have the benefit of the Participant's continued loyalty, service and counsel and also to assist the Participant in planning for retirement and certain other contingencies; and

         Whereas, a the Securities and Exchange Commission has issued a letter on May 14, 1998 in which it has instructed registered investment companies that they need not seek exemptive orders in order to implement compensation plans that allow Participants to defer receipt of fees they receive in such capacity in order to obtain tax and other benefits; and

         Whereas, the boards of trustees of the Funds have adopted a deferred compensation arrangement or plan for the benefit of all participants therein; and

         Whereas, the parties desire to set forth below their mutual understandings and agreements regarding this deferred compensation plan.

         NOW, THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:

                 SECTION I: DEFERRED COMPENSATION LEDGER ACCOUNT

A. Prior to the beginning of each calendar year while this Agreement is in force, the Participant may make an irrevocable written election (attached to and made a part of this Agreement) to defer receipt of all or any portion of such Participant's Compensation from the Funds that would otherwise be received during the next succeeding calendar year.

B. An irrevocable written election to defer receipt of Compensation may also be made at the time of the Participant's election to the board of trustees of any of the Funds (or appointment to a consulting committee thereof, as applicable) and the election to defer receipt of Compensation shall be effective for the remaining portion of the calendar year in which such Participant was elected or appointed, as the case may be.

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C.       Any Compensation deferred under the terms of this Agreement shall be controlled solely by the terms of this Agreement.

D. The irrevocable written election of the Participant to defer receipt of Compensation shall be effective only as to the Compensation for the year specified in such election.

E. Any amounts of Compensation deferred by the Participant shall be credited to a Deferred Compensation Ledger Account established for such Participant and maintained by the Deferral Account Agent (as hereafter defined). Any payments of Deferred Compensation based upon such Deferred Compensation Ledger Account shall only be made at the time and under the occurrences set forth in Part II of this Agreement.

F. At the time of the Participant's election to defer Compensation and once each calendar quarter thereafter, the Participant may designate in writing that amounts deferred be deemed to be invested in one of the funds set forth in Exhibit 1 (each of the foregoing a "Deemed Investment Option" and collectively, the "Deemed Investment Options"). In the event that any Deemed Investment Option shall cease to be offered, the Deferral Account Agent shall notify the Participant that such Deemed Investment Option is no longer available. A Participant will not be able to select a Deemed Investment Option if the actual purchase thereof would violate sections 12(d)(1) or 13(a)(3) of the Investment Company Act of 1940, as amended.

G. The election to designate deemed investments as described above shall be subject to restrictions as to minimum and maximum amounts as announced from time to time by the Funds. The Funds shall have the right at any time to add new Deemed Investment Options, cease to offer or withdraw any or all of the Deemed Investment Options and alter or adjust the basis or method of calculating any earnings for any of the Deemed Investment Options outlined above.

H. Unless otherwise instructed, the Funds will designate one or more agents ("Deferral Account Agent") to maintain a Deferred Compensation Ledger Account for the benefit of each Participant. The Deferral Account Agent shall periodically measure the hypothetical investment performance of the Participant's Deferred Compensation Ledger Account. The value of a Deferred Compensation Ledger Account will be equal to the value such account would have had if the Compensation had been invested and reinvested in shares of the Deemed Investment Options. Each Deferred Compensation Ledger Account will be credited or charged with book adjustments representing all interest, dividends and other earnings and all gains and losses that would have been realized had the amounts credited to such account actually been invested in each Deemed Investment Option. Any amounts deemed to be invested in the Deemed Investment Options shall be subject to all applicable provisions as set forth in the applicable Prospectus.

I. The Funds and/or the Deferral Account Agent reserves the right to debit the Deferred Compensation Ledger Account by the amount of any federal or state taxes which they may incur as a result of investment earnings on amounts held under this Agreement.


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J.       The Funds shall be under no obligation to actually make any investments as described in Paragraph F. In any event, if any investments are made, the Deferral Account Agent shall be named the owner and shall have all of the rights and privileges conferred by any instrument evidencing such investments. In no event shall Deferred Compensation Ledger
         Account investments be segregated, set aside or held in trust or escrow. The sums represented by the Deferred Compensation Ledger
         Account shall be subject to the claims of general creditors of the Deferral Account Agent.

                  SECTION II: PAYMENT OF DEFERRED COMPENSATION

A. At each time an election is made to defer receipt of Compensation, the Participant shall also make an election as to the method of distribution of amounts deferred (such election is attached and made part of this Agreement). The method of distribution shall be either in a lump sum or as annual installments of over a period of years not to exceed fifteen (15). The Participant may elect to change the method of distribution for all or a portion of the Deferred Compensation benefit by written notice to the Funds. Such election to change method of distribution shall become effective one year from the date such election is made, provided the Participant remains an eligible participant during such period. It is hereby provided, however, that the Funds, in their sole discretion, may elect to waive the one-year waiting period for changes in method of distribution. If the annual installment method is elected, no change in the number or timing of such installments shall be permitted after such installments have commenced.

B. The payment of the Deferred Compensation benefit, which shall be an amount equal to the balance to the credit of the Participant in the Deferred Compensation Ledger Account, shall be made or commence to be made in accordance with the manner elected by the Participant not later than 30 days after the payment date specified in the Payment Election Form. Notwithstanding the payment date elected, or if no such date is specified, payment shall be made upon the earliest of the date that the Participant ceases to be associated with the Fund or upon becoming permanently disabled as reasonably determined by the Funds. Any amounts payable by reason of the Participant's death shall be paid in one lump sum to the beneficiary or beneficiaries designated by the Participant in Section III of this Agreement.

C. At the sole discretion the Funds, if the annual installment method is elected, in lieu of payments from the Deferred Compensation Ledger Account, an amount equal to the balance to the credit of the Participant in the Deferred Compensation Ledger Account may be applied to purchase a period certain annuity in the name of the Deferral Account Agent, the proceeds of which will be paid to the Participant in accordance with the installment payment schedule elected. Such annuity will be based on Phoenix Life Insurance Company's current purchase rates for individual annuities in effect at the time of purchase.


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                           SECTION III: BENEFICIARIES

         The following are hereby designated as beneficiaries for the purposes of payments in the event of the death of the Participant prior to the payment of all benefits under this Agreement.

         Primary: ____________________________________

         Contingent: _________________________________

         The Participant from time to time shall have the right to designate new or additional beneficiaries by written notice to the Funds.

                       SECTION IV: BENEFITS NONASSIGNABLE

         The benefits provided by this Agreement will be available for the support and maintenance of the Participant and the Participant's beneficiaries in the event of certain contingencies. The benefits provided hereunder will not be subject to alienation, garnishment, attachment or any other legal process by creditors or of any person or persons designated as a beneficiary in Section
III. Furthermore, except by will or the laws of descent or distribution, the Participant and any beneficiary may not anticipate the benefits provided hereunder by assignment, pledge, sale or similar act.

                             SECTION V: OTHER RIGHTS

         This Agreement creates no rights in the Participant to continue in the Participant's affiliation with the Funds for any length of time, nor does it create any rights in the Participant or obligations on the part of the Funds other than those set forth herein.

                             SECTION VI: DEFINITIONS

A.       Compensation:          Compensation means the annual fees payable by
                                the Funds to the Participant by reason of such Participant's membership on the boards of trustees of the Funds and/or any fees payable for such Participant's participation in committees of the boards of trustees.

B.       Permanent Disability:  Permanent Disability means the total inability as a result of injury or sickness, to perform the duties of any gainful occupation for which the Participant is fitted by training, education or experience. Such determination shall be made by the Funds based on examination of all applicable facts and circumstances.


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                          SECTION VII: REPRESENTATIONS

         Participant represents (a) that he/she is entering into this Agreement primarily for tax deferral purposes, (b) that, if he/she has selected one or more of the Deemed Investment Options described in Section I, Paragraph F as a deemed investment, he/she has received a current prospectus for each such Deemed Investment Option and (c) that he/she is an accredited investor as such term is defined under Regulation D under the Securities Act of 1933, as amended.

                           SECTION VIII: MISCELLANEOUS

         The execution and delivery by an officer of any of such Funds, acting at the direction of the Participant, shall not be deemed to have been made by any of the aforementioned individually or to be binding upon or impose any liability on any of them personally.

         The Participant and any beneficiaries designated in Section III shall have recourse only against the Deferral Compensation Agent for enforcement of this Agreement and not against the assets of the Funds. This Agreement shall be binding with respect to the parties hereto and their respective successors, assigns and legal representatives.

         This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received by facsimile transmission or otherwise a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         This Agreement supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

                           ------------------------------
                           Participant

                           ACCEPTED FOR:

                           PHOENIX FUNDS

                           PHOENIX-ABERDEEN SERIES FUND
                           PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND PHOENIX EQUITY SERIES FUND
                           PHOENIX-GOODWIN CALIFORNIA-TAX EXEMPT BOND FUND PHOENIX INVESTMENT TRUST 97
                           PHOENIX MULTI-PORTFOLIO FUND
                           PHOENIX MULTI-SERIES TRUST


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                           PHOENIX-OAKHURST INCOME & GROWTH FUND
                           PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND
                           PHOENIX SERIES FUND
                           PHOENIX STRATEGIC EQUITY SERIES FUND

                           PHOENIX INSTITUTIONAL FUNDS
                           ---------------------------
                           PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS

                           PHOENIX-SENECA FUNDS

                           PHOENIX-KAYNE FUNDS

                           By: __________________________
                           Name:
                           Title:

Your interest in the Deferred Compensation Program may be considered a security under federal securities laws. The Program has not been registered under applicable federal securities laws and the Funds believe that the Program, as currently structured and administered, meets the requirements of a "private offering" under applicable rules.


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                        Deferral Account Agent Delegation

         The undersigned hereby appoints and delegates to Phoenix Investment Partners, Inc. (the "Deferral Account Agent") the duty and obligation to act as Deferral Account Agent and in connection therewith, among other things, manage contributions, establish and maintain book entries and make payments to Participants as more particularly described the attached Agreement and plan. The Deferral Account Agent assumes and accepts the foregoing duties and hereby agrees to release and discharge the Funds for any loss, liability or other obligation to the Participant in connection with the foregoing undertakings, including, without limitation, the imputed investment performance of each Deemed Investment Option.

                           PHOENIX FUNDS
                           -------------
                           PHOENIX-ABERDEEN SERIES FUND
                           PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND PHOENIX EQUITY SERIES FUND
                           PHOENIX-GOODWIN CALIFORNIA-TAX EXEMPT BOND FUND PHOENIX INVESTMENT TRUST 97
                           PHOENIX MULTI-PORTFOLIO FUND
                           PHOENIX MULTI-SERIES TRUST
                           PHOENIX-OAKHURST INCOME & GROWTH FUND
                           PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND
                           PHOENIX SERIES FUND
                           PHOENIX STRATEGIC EQUITY SERIES FUND

                           PHOENIX INSTITUTIONAL FUNDS
                           ---------------------------
                           PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS

                           PHOENIX-SENECA FUNDS

                           PHOENIX-KAYNE FUNDS

                           By: __________________________
                           Name:
                           Title:

                           Agreed and consented to:

                           PHOENIX INVESTMENT PARTNERS, INC.

                           By:_____________________________
                           Name:
                           Title:


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